

<ARTICLE>                                             7
<LEGEND>
THIS  SCHEDULE  CONTAINS  SUMMARY  FINANCIAL   INFORMATION  EXTRACTED  FROM  THE
FINANCIAL  STATEMENTS  FILED  HEREWITH  AND  IS  QUALIFIED  IN ITS  ENTIRETY  BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>                      1,000,000

<PERIOD-TYPE>                                   9-mos
<FISCAL-YEAR-END>                               DEC-31-2000
<PERIOD-END>                                    SEP-30-2000
<DEBT-HELD-FOR-SALE>                            476
<DEBT-CARRYING-VALUE>                             0
<DEBT-MARKET-VALUE>                               0
<EQUITIES>                                      384
<MORTGAGE>                                       11
<REAL-ESTATE>                                     0
<TOTAL-INVEST>                                  870
<CASH>                                           80 <F1>
<RECOVER-REINSURE>                              625
<DEFERRED-ACQUISITION>                           38
<TOTAL-ASSETS>                                 2007
<POLICY-LOSSES>                                 735
<UNEARNED-PREMIUMS>                             259
<POLICY-OTHER>                                    0
<POLICY-HOLDER-FUNDS>                             0
<NOTES-PAYABLE>                                 343
<PREFERRED-MANDATORY>                           105 <F2>
<PREFERRED>                                       0
<COMMON>                                         10
<OTHER-SE>                                      354
<TOTAL-LIABILITY-AND-EQUITY>                   2007
<PREMIUMS>                                      297
<INVESTMENT-INCOME>                              47
<INVESTMENT-GAINS>                               39
<OTHER-INCOME>                                  126 <F3>
<BENEFITS>                                      151
<UNDERWRITING-AMORTIZATION>                      65
<UNDERWRITING-OTHER>                            220 <F4>
<INCOME-PRETAX>                                  58 <F5>
<INCOME-TAX>                                     27
<INCOME-CONTINUING>                              31
<DISCONTINUED>                                    0
<EXTRAORDINARY>                                 (10) <F6>
<CHANGES>                                         0
<NET-INCOME>                                     21
<EPS-BASIC>                                       0.74<F7>
<EPS-DILUTED>                                     0.74<F8>
<RESERVE-OPEN>                                  782
<PROVISION-CURRENT>                               0 <F9>
<PROVISION-PRIOR>                                 0 <F9>
<PAYMENTS-CURRENT>                                0 <F9>
<PAYMENTS-PRIOR>                                  0 <F9>
<RESERVE-CLOSE>                                 735
<CUMULATIVE-DEFICIENCY>                           0


<F1>Cash includes short-term investments.
<F2>Company obligated  mandatorily  redeemable capital securities  classified at mezzanine level on Consolidated Statements of Financial Position.
<F3>Includes  engineering  services and gain on sale of interests in  Integrated
     Process Technologies, LLC.
<F4>Includes engineering  services,  underwriting and inspection,  provision for international large risk business charges and interest expense.
<F5>Includes the distribution on capital securities of subsidiary trusts, net of tax.
<F6>Loss on extinguishment of capital  securities of subsidiary Trust II, net of income tax benefits of $5 million.
<F7>Per SFAS No. 128 "Earnings per Share", this item represents  EPS-Basic,  net of the $(0.34) impact of an extraordinary loss. Computation excludes rounding.
<F8>Per SFAS No. 128 "Earnings  per Share",  this item  represents  EPS-Assuming
     Dilution, net of the $(0.34) impact of an extraordinary loss. Computation includes only the dilutive effect of convertible capital securities and stock options and excludes rounding.
<F9>Not calculated at interim periods.

